EXHIBIT 4

                           DIGITAL POWER CORPORATION,
                            A California Corporation

                                CONVERTIBLE NOTE
                       $250,000 AGGREGATE PRINCIPAL AMOUNT


NEITHER THIS NOTE NOR THE  SECURITIES  ISSUABLE  UPON THE  CONVERSION  HEREOF AS
PROVIDED HEREIN HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. TRANSFER OF THIS NOTE AND SUCH SECURITIES IS RESTRICTED PURSUANT TO SUCH LAWS.

                                                             Fremont, California



$250,000                                                        February 3, 2005

1. Convertible Note. Digital Power Corporation, a California corporation (the "Borrower"), hereby promises to pay to the order of Telkoor Telecom Ltd., an Israeli limited liability company (the "Lender") the amount of $250,000 on the tenth (10th) business day after the public announcement of the Borrower's financial results for the fiscal year end December 31, 2005 ("Due Date"). Any and all payments by the Borrower shall be made free and clear of and without set-off, defense, counter claim and any tax deductions unless such tax deductions are required by law.

2. Default. In the event of an occurrence of any event of default specified below, the principal of the Convertible Note shall become immediately due and payable without notice, except, as specified below. The occurrence of any of the following events shall constitute an event of default under this Convertible
Note:

         2.1. Default on Other Obligations. If a default shall occur in the payment of any principal or interest with respect to any indebtedness for borrowed money or any obligation which is the substantive equivalent thereof of the Borrower or under any agreement or instrument under or pursuant to which any such indebtedness or obligation may have been issued, created, assumed, guaranteed or secured by the Borrower and such default shall continue for more than the period of grace, if any, therein specified, or if any such indebtedness shall be declared due and payable prior to the stated maturity thereof and which has not been cured within ten (10) days of the receipt by the Borrower of written notice thereof from or on behalf of the Lender.

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         2.2. Unable to Pay Debts When Due.  If  the Borrower shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or

         2.3. Bankruptcy, etc. If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties, or approve a petition filed against the Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties; or if there is commenced against the Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if the Borrower by any act indicates its consent to or approval of any such proceeding or petition; or

3. Conversion. The Lender of this Convertible Note shall have conversion rights as follows:

         3.1. Right to Convert. The principal amount of this Convertible Note shall be convertible, at the option of the Lender on one or more occasions at any time immediately following the date of this Convertible Note until paid in full (subject to adjustment pursuant to Section 3.5) of fully paid and nonassessable shares of the Borrower's Common Stock ("Common Stock") (or, in the event of a merger, recapitalization or like transaction, the equivalent capital stock for such number of shares of Common Stock shall be exchanged or converted). The exact number of shares of Common Stock into which such principal amount is convertible shall be determined by dividing amount of debt to be converted by the then effective Conversion Price (as defined in Section 3.3). Upon conversion into shares of Common Stock, the portion converted by the Lender in respect of this note shall be discharged.

         3.2. Automatic Conversion. The principal amount and any accrued interest due on this Convertible Note shall convert automatically without any action on the part of the Lender if the Borrower meets the financial performance standards set forth on Exhibit A (subject to adjustment pursuant to Section 3.5) of fully paid and nonassessable shares of Common Stock (or, in the event of a merger, recapitalization or like transaction, the equivalent capital stock for such number of shares of Common Stock shall be exchanged or converted). The exact number of shares of Common Stock into which such principal amount is convertible shall be determined by dividing amount of debt to be converted by the then effective Conversion Price (as defined in Section 3.3). Upon conversion into shares of Common Stock, the note shall be discharged.

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         3.3. Conversion Price.  Subject  to adjustment  pursuant to Section 3.4 hereof, the Conversion Price at which shares of Common Stock shall be issuable upon conversion under Section 3.1 or Section 3.2 of this Convertible Note shall be $1.06 per share (the closing price on the AMEX on the date of this note).

         3.4. Adjustment to the Conversion Price. If the Borrower at any time, or from time to time, shall by reason of stock split or reverse stock split (the "Event") affect the number of shares outstanding or required to be reserved for issuance upon conversion of the Convertible Note, then the Conversion Price shall be adjusted to be the product of the Conversion Price and the fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding or required to be reserved for issuance upon conversion of the Convertible Note immediately prior to the Event and (y) the denominator of which shall be the number of shares of Common Stock outstanding or required to be reserved for issuance upon conversion of the Convertible Note on the date such Event is effected.

         3.5. Adjustment of Number of Shares of Common Stock. If the Borrower at any time, or from time to time, effects an Event (as defined in Section 3.4) which affects the number of shares of Common Stock outstanding or required to be reserved for issuance upon conversion of the Convertible Note, then the maximum number of shares of Common Stock into which this Convertible Note is convertible shall be adjusted to be the product of the number of shares into which the Convertible Note is convertible at the date of this Convertible Note and the fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding or required to be reserved for issuance upon conversion of the Convertible Note on the date such Event is effected and the (y) denominator of which shall be the number of shares of Common Stock outstanding or required to be reserved for issuance upon conversion of the Convertible Note immediately prior to the Event.

         3.6. Mechanics of Conversion. Before the Lender shall be entitled to convert this Convertible Note into shares of Common Stock, it shall surrender this Convertible Note duly endorsed, and shall deliver to the Borrower a Notice of Conversion (in the form as attached hereto as Exhibit B) at the office of the Borrower, and shall state therein the amount or amounts in which the certificate or certificates for shares of Common Stock are to be issued. The Borrower shall, as soon as practicable thereafter, issue and deliver at such office to the Lender, a certificate or certificates for the number of shares of Common Stock to which the Lender shall be entitled as aforesaid, a statement indicating the manner in which any adjustments pursuant to Sections 3.4 and 3.5 have been made and a new Convertible Note for the remaining unpaid principal with all other terms and conditions in the same form as the Convertible Note surrendered hereunder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Convertible Note and the Lender shall be treated for all purposes as the record holder or holders

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

of such shares of Common Stock as of such date. All shares of Common Stock issuable upon conversion of this Convertible Note shall be fully paid and non-assessable.

         3.7. Fractional Shares. In no event shall the Borrower issue any certificate evidencing any fraction of a Share, but in lieu thereof shall pay cash for such fraction at the then effective Conversion Price.

4.      Unsecured Debt. The Borrower's obligations shall be unsecured.

5. Prepayment/Notice of Certain Events. The Borrower shall have the right to repay this Convertible Note at any time before maturity by paying the principal amount of the Convertible Note; provided, however, that the Borrower shall give the Lender not less than fourteen (14) days prior written notice of its intent to prepay this Convertible Note. To avoid any doubt, at the period of those fourteen (14) days, the Lender shall have the right to convert the principal amount of this Convertible Note, according to Sec. 3.1 above.

6. Securities Law Compliance. The Lender understands that the right of conversion of this Convertible Note is subject to full compliance with the provisions of all applicable securities laws and the availability thereunder upon any conversion of any exemption from registration thereunder for such conversion, and that the certificate or certificates evidencing such shares of Common Stock will bear a legend to the following effect:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY HAVE BEEN ACQUIRED BY THE LENDER FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SAID ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER."

7. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by United States Mail, certified or by overnight delivery service. For the purposes hereof, the address of the Lender and the address of the Borrower shall be as reflected in the Convertible Note Agreement between Lender and Borrower of even date herewith. Both the Lender and the Borrower may change the address for service by written notice to the other as herein provided.

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

8. No Wavier: Rights and Remedies Cumulative. No failure on the part of the Lender to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Borrower and the Lender.

9. Costs and Expenses. Each party shall pay their own costs and expenses incurred in connection with the preparation, execution and closing of this Convertible Note.

10. Amendments. No amendment, modification or waiver of any provision of this Convertible Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and the Borrower.

11. Successors and Assigns. This Convertible Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns, including subsequent holders hereof.

12. Severability. The provisions of this Convertible Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in anyjurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Convertible Note in any jurisdiction.

13. Waiver of Notice. The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Convertible Note.

14. Governing Law. This Convertible Note has been executed in and shall be governed by the laws of the State of California.

15. Noteholder is Not a Shareholder. No Lender of this Convertible Note, solely by virtue of the ownership of this Convertible Note, shall be considered a shareholder of the Borrower for any purpose, nor shall anything in this Convertible Note be construed to confer on any Lender of this Convertible Note any rights of a shareholder of the Borrower including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

16. Exchange and Replacement of Convertible Note. Upon surrender of this Convertible Note to the Borrower, the Borrower shall execute and deliver, at its expense, one or more new Convertible Notes of such denominations and in such names, as requested by the holder of the surrendered Convertible Note, subject to compliance with applicable securities laws. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, mutilation, or destruction of

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any Convertible Note, the Borrower will make and deliver a new Convertible Note, of like tenor, at the request of the holder of such Convertible Note.

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     IN WITNESS  WHEREOF,  the Borrower has caused this  Convertible  Note to be signed by its authorized officers as of the ___ day of _______________, 2005.

                                                       DIGITAL POWER CORPORATION


                                                       -------------------------
                                                       Jonathan Wax,
                                                       Chief Executive Officer